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                                                                    Exhibit 99.1

AMEX:  HRT                                             Contact:  James E. Rouse
FOR IMMEDIATE RELEASE                                            (978) 345-5000
Website:  http://www.arthrt.com
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September 27, 2002

                      Arrhythmia Research Technology, Inc.
                               Makes Announcement

Fitchburg, MA

     Arrhythmia Research Technology, Inc. (the "Company") today announced the Vice President of Finance and Chief Financial Officer Richard A. Campbell resigned his position with the Company effective August 31, 2002, for personal reasons. The Company is proceeding diligently to fill the position of Chief Financial Officer. Pending the hiring of a new Chief Financial Officer, the Company's President, with the assistance of the Company's accounting staff and outside advisors, has assumed the Chief Financial Officer function.

     Forward looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include: the ability of the Company to engage a new Chief Financial Officer in a timely manner, interruptions or cancellations of existing contracts, impact of competitive products and pricing, product demand and market acceptance and risk, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.